Exhibit 99.2

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT, (“Agreement”) made as of the 20th day of April, 2006, by and between Mellon Financial Corporation (“MFC”), and on behalf of Mellon Trust of New England, National Association (“Mellon Trust”), their parent companies, subsidiaries, affiliates, related entities, successors and assigns (collectively “Mellon”) and Ronald P. O’Hanley (hereinafter “O’Hanley”) in consideration of and as a condition precedent to the following additional compensation, the adequacy, sufficiency and receipt of which are hereby acknowledged, agree as follows:

ARTICLE 1: CONSIDERATION

Pursuant to the April 19, 2006 letter from Robert P. Kelly to O’Hanley, effective April 19, 2006, and in accordance with Section 19 of the January 1, 2003 Employment Agreement between MFC and O’Hanley, the Employment Agreement was terminated. In accordance with the April 19, 2006 letter which is incorporated by reference, as if fully set forth herein, in exchange for O’Hanley’s execution of this Agreement within thirty (30) days of his receipt of the package offered in the April 19, 2006 letter, and as a condition precedent to the package, Mellon agrees to provide O’Hanley with the following:

(a) Base Salary. O’Hanley’s annual base salary will be increased to $675,000 effective March 1, 2006. Thereafter, subject to annual review;

(b) Mellon Financial Corporation (MFC) Profit Bonus Plan. O’Hanley’s bonus opportunity under the MFC Profit Bonus Plan will be in accordance with, and subject to, the terms of the Plan. O’Hanley’s annual bonus matrix is 300% of base salary at on-target performance, 400% of base salary at strong performance and 500% of base salary at outstanding performance. The matrix may be reviewed from time to time and adjusted accordingly;

(c) Long-Term Incentive Award. (i) O’Hanley’s eligibility for an award under the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) (LTPIP) will be in accordance with, and subject to, the terms of the LTPIP as well as any individualized agreements that are required. O’Hanley’s LTPIP matrix is $1,687,500 for on-target performance, $2,250,000 for strong performance and $3,000,000 for outstanding performance. This matrix may be reviewed from time to time and adjusted accordingly; and (ii) O’Hanley will receive a special one-time award under the LTPIP of $1,700,000 comprised of 40 percent stock options, 20 percent restricted stock, and 40 percent Total Shareholder Return (“TSR”) performance shares. Award levels under the LTPIP and the Award are expressed in terms of McLagan valuation methodology. Awards will be made utilizing Towers Perrin Long-Term Incentive Award calibration methodology;

(d) Involuntary Separation of Employment. In the event that O’Hanley’s employment with Mellon involuntarily terminates due to either a Without Cause Termination or a Constructive Discharge, as those terms are defined in the April 19, 2006 letter and provided that he executes a separation agreement and general release of claims in a form acceptable to Mellon’s legal counsel, Mellon agrees to provide O’Hanley with the following cash and non-cash benefits. If Mellon determines that it is necessary or appropriate for any payments, including benefits which cannot be provided on a nontaxable basis, to be delayed in order to avoid additional tax, interest and/or penalties under Section 409A of the Internal Revenue Code (“Code”), then the payments and benefits would not be made before the date which is the first day following the six (6) month anniversary of the date of the involuntary separation (or upon earlier death).

(i) Transition Pay. O’Hanley will receive seventy-eight (78) weeks of separation pay in an amount equivalent to his base salary in effect, less all applicable taxes and deductions (“Separation Pay Amount”). Such Separation Pay Amount shall be reduced by the full amount of the cash displacement pay benefits (before taxes and deductions) actually paid to him pursuant to the Mellon Financial Corporation Displacement Program, Mellon Supplemental Unemployment Benefit Plan and/or Change in Control Agreement in effect and applicable to him and for which he is eligible. Such reduced amount shall be hereinafter referred to as “Transition Pay”. The time between the date upon which O’Hanley begins to receive Transition Pay and the date upon which his Transition Pay ceases will be the “Transition Period.” Subject to Mellon’s determination of a Code Section 409A delay, the first twelve (12) periodic installments will be delayed until the first day following the six (6) month anniversary of O’Hanley’s separation from service. After which, Transition Pay will be paid in periodic installments (with the first payment after the Code Section 409A delay including the prior installment payments) on regularly scheduled pay dates until the final installment of Transition Pay;

(ii) Continued Health and Life Insurance Coverage. To the extent permissible under the law and the general terms and provisions of such plans or programs and in accordance with the provisions, thereof, O’Hanley will receive continuation of his existing health and life insurance coverages (except short-term or long-term disability coverage) under Mellon’s benefit programs as such may be amended from time-to-time under the same terms as such coverages are provided to similarly situated separated Mellon employees. Such coverages will continue until the earlier of: (i) the date he fails to pay any applicable employee premium; (ii) the end of the Transition Period; (iii) the date Mellon discontinues the particular coverage(s) and/or options for all similarly situated separated employees; and/or (iv) his employment with another entity or self-employment;

(iii) MFC Profit Bonus Plan. Although awards under incentive plans are completely discretionary, in the year active employment ceases, management will recommend that O’Hanley receive a bonus in the amount equal to the average of his prior two-year bonus annualized awards, less applicable taxes and deductions to be paid all in cash. The award will be prorated based upon the number of months worked in the calendar year in which his active employment ceases. Subject to Mellon’s determination of a Code Section 409A delay, the payment date will be no later than March 15 of the subsequent year; and

(iv) Special Bonus Award. O’Hanley will receive a special bonus award equal to one and one-half times the average of his prior two-year bonus

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annualized awards, less applicable taxes and deductions. The special bonus award will be paid all in cash 30 days following the last Transition Pay installment payment date.

ARTICLE 2: CONFIDENTIAL INFORMATION

2.01	Definition of and Ownership of Confidential Information. O’Hanley recognizes, acknowledges and agrees that:

(a) In the course of his employment by Mellon Trust and as a Vice Chairman of MFC he has had and it will be necessary for him to be given or have access to and become informed of confidential or proprietary information which Mellon possesses or to which Mellon has rights, which relates to Mellon and which is not generally known to the public or in the trade and is a competitive asset of Mellon, or information which constitutes a “trade secret” of Mellon, as that term is defined by the Uniform Trade Secrets Act, as amended and approved by the National Conference of Commissioners on Uniform State Laws in 1985, including without limitation, and regardless of whether such is original, duplicated, computerized, memorized, handwritten or in any other form: (i) Mellon’s planning data, records, observations and marketing strategies or techniques, computer programs, system documentation, manuals, formulae, processes, operation methods, machines, compositions; (ii) non-public terms of any new products, data bases, and investment strategies of Mellon, trading, arbitrage and/or hedging techniques or strategies; (iii) non-public information relating to Mellon personnel matters; (iv) Mellon’s financial results and information about its business condition; (v) non-public terms of any investment, management or advisory agreement or other material contract of Mellon; (vi) Mellon’s proprietary software and related documents; (vii) Mellon’s customer and client and potential customer prospecting lists, identifying information and contact persons at such customers and clients and prospects and Mellon Paid Channel (as hereinafter defined); (viii) non-public material information concerning Mellon’s clients or customers or their operations, condition (financial or otherwise); and (ix) patents, patents applications, copyrights, service marks and other intellectual property, Intellectual Property (as defined below) (collectively referred to herein as the “Confidential Information”);

(b) Confidential Information shall not include information generally known to the public other than by virtue of a breach of this Agreement by O’Hanley, information rightfully known to O’Hanley without limitation on disclosure prior to its receipt from Mellon or a customer of Mellon, information rightfully received from a third party without limitation on disclosure and information generally made available by Mellon or a client or customer of Mellon to third parties without restriction on disclosure; or information required to be disclosed by law, rule, regulation or order without an obligation of confidentiality on the part of the recipient, provided that prior to making any disclosure under this clause O’Hanley shall, if permissible under the law, rule or regulation, provide Mellon with notice and the opportunity to contest such disclosure; and

(c) The Confidential Information has been developed or acquired by Mellon with significant expenditures of time, effort and money and is unique and cannot be lawfully duplicated or easily acquired. The Confidential Information is the sole and

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exclusive property of Mellon (and in some cases the property of a customer of Mellon), regardless of its form or format and whether compiled or created by O’Hanley or Mellon. Mellon takes all reasonable measures to maintain its confidentiality and to guard its secrecy. The Confidential Information is not generally known outside Mellon and within Mellon this information is confidential and used only on a “need to know” basis. The Confidential Information is unique and cannot be lawfully duplicated or easily acquired. O’Hanley agrees that the Confidential Information is deserving of trade secret status and protection, as that term is defined by the Uniform Trade Secrets Act, as amended and approved by the National Conference of Commissioners on Uniform State Laws in 1985.

2.02 Use of Confidential Information. O’Hanley agrees that the use, except for the sole purpose of conducting business on behalf of Mellon or with prior written consent of Mellon, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to Mellon.

2.03 Nondisclosure of Confidential Information. O’Hanley agrees that it is essential to the protection of Mellon’s goodwill and to the maintenance of Mellon’s competitive position that the Confidential Information be kept secret and O’Hanley agrees not to disclose the Confidential Information to others or use the Confidential Information to O’Hanley’s own advantage or the advantage of others either during employment or at any time thereafter.

2.04 Return of Mellon Property. O’Hanley agrees that upon the termination of employment, for any reason or no reason, or at any other time Mellon may request, that O’Hanley will immediately return to Mellon all Confidential Information and all of its property, including without limitation, all documents (including copies) and information, however maintained (including computer files, tapes, and recordings), concerning Mellon or acquired by O’Hanley in the course and scope of employment (excluding only those documents relating solely to O’Hanley’s own salary and benefits). In addition, O’Hanley agrees that he will delete, all information concerning Mellon’s business, customers and prospective customers, including customer contact information (e.g., names, addresses and telephone numbers), from his personal computer devices, including laptops, cellular phones, palm pilots and similar devices.

2.05 Performance Record. O’Hanley understands, acknowledges and agrees that the investment performance record (including without limitation performance ratings or rankings provided by any rating or ranking service) of any fund(s) or accounts of Mellon customers with which he is associated while employed at Mellon is attributable to teams of professionals of Mellon and not solely the efforts of any single individual and that, therefore, the performance records of the fund(s) or accounts managed by Mellon are and shall be the exclusive property of Mellon.

ARTICLE 3: NON-SOLICITATION OF ACCOUNTS AND EMPLOYEES

3.01 Non-solicitation of Clients or Customers. O’Hanley covenants and agrees that during his employment with Mellon and for a period of twelve (12) months following the termination of his employment, for any reason or no reason, including but not limited to resignation of employment, that (“Restricted Period”), O’Hanley, whether directly or indirectly, in any capacity whatsoever (whether as proprietor, partner, investor, shareholder, director, officer,

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employer, consultant, independent contractor, co-venturer, financier, agent, representative or otherwise) shall not:

(a) provide or assist with the provision of Relevant Financial Services to a Client or Customer of Mellon, except as an employee of Mellon, provided that this Article 3 does not prohibit O’Hanley from being employed by or affiliated or associated with any person or entity after termination of his employment with Mellon so long as he does not have any involvement on behalf of any person or entity with respect to soliciting, managing, administering, supporting or retaining the Relevant Financial Services business provided or proposed to be provided to a Customer or Client of Mellon; and/or

(b) (i) solicit by mail, phone, personal meeting, or by any other means, either directly or indirectly, the business or patronage of any Customer or Client of Mellon for himself or any other person or entity other than Mellon for the purpose of providing Relevant Financial Services; (ii) divert, entice, or otherwise take away from Mellon the business or patronage of any Customer or Client of Mellon, or attempt to do so; or (iii) solicit or induce any Customer or Client of Mellon to terminate or reduce its relationship with Mellon.

3.02 Non-solicitation of Employees. O’Hanley covenants and agrees that during his employment with Mellon and during the Restricted Period that he shall not, directly or indirectly, hire or employ, recruit solicit or induce, or attempt to hire, recruit solicit or induce, (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee of Mellon to leave Mellon or any affiliate for any reason whatsoever.

3.03 Reasonableness of Restricted Period. O’Hanley acknowledges and agrees that the Restricted Period is reasonable and valid in duration and scope and in all other respects. O’Hanley also represents that his experience and capabilities are such that the enforcement of the provisions of this Agreement will not prevent him from earning a livelihood, and he acknowledges that it would cause Mellon serious and irreparable injury and cost if he were to use his ability and knowledge in competition with Mellon or to otherwise breach the obligations contained in this Agreement.

3.04 Extension of Restricted Period. O’Hanley agrees that the nonsolicitation obligations contained in this Agreement shall be extended by the length of time during which he shall have been in breach of any of the provisions.

3.05 Definitions. O’Hanley understands that for the purposes of this Agreement:

(a) “Relevant Financial Services” shall mean: (i) institutional asset and investment management and related advisory services; (ii) international asset and investment management and related advisory services; (iii) mutual fund management and related advisory services; and (iv) and any other services or products provided by Mellon from time to time which are within the scope of O’Hanley’s responsibilities or at any time during the twelve (12) months preceding the termination of his employment were within the scope of his responsibilities; and

(b) “Customer” or “Client” of Mellon means any person or entity who (i) is receiving Relevant Financial Services from Mellon, or (ii) on the date of termination of his employment with Mellon or its parent, subsidiary, affiliate related entity or

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successor received such services for compensation at any time during the one (1) year period immediately preceding the date of termination of his employment, or (iii) O’Hanley solicited, directly or indirectly, in whole or in part, on behalf of Mellon to provide financial services within one (1) year preceding the termination of his employment.

ARTICLE 4: DUTY OF LOYALTY

4.01 Duty of Loyalty to Mellon. O’Hanley agrees that at all times during his employment by Mellon and in his position as Vice Chairman of MFC, he owes Mellon a duty of loyalty and a duty to act in good faith. O’Hanley agrees that during his employment he will not individually, or in combination with any other employer, employee or competitor of Mellon, violate or breach the terms of this agreement, Code of Conduct or Mellon Securities Trading Policy.

4.02 Cooperation. O’Hanley agrees that upon the termination of his employment, for any reason or no reason, including but not limited to resignation of employment, that he will cooperate with Mellon, upon reasonable notice and at reasonable times, in the prosecution and defense of complaints, investigations, litigation, arbitration and mediation of any complaints, claims or actions or regulatory review now in existence or that may be threatened or brought in the future relating to events or occurrences that transpired while employed by Mellon or as Vice Chairman of MFC. O’Hanley also agrees that upon Mellon’s request, he will certify that he is in compliance with this Agreement.

4.03 Prior Employer Restrictions. O’Hanley warrants that he is not subject or party to any agreement, understanding or undertaking that would prevent or restrict him from performing his employment duties or working with or on behalf of any customer or client. In addition, O’Hanley warrants that his employment with Mellon does not violate any agreement, understanding or undertaking. Still further, O’Hanley agrees that he will not in the course of performing duties for Mellon violate any confidentiality obligations that he may owe to others.

4.04 Disclosure of Agreement. O’Hanley acknowledges and agrees to disclose the existence and terms of this Agreement so long as and to the extent that such terms remain in effect to any prospective employer, partner or co-venturer prior to entering into an employment, partnership, or other business relationship with such person or entity.

ARTICLE 5: SPECIAL, UNIQUE AND EXTRAORDINARY SERVICES

O’Hanley acknowledges and agrees that in performing the job duties of his position that he provides Mellon with a special, unique and extraordinary service.

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ARTICLE 6: WORKS FOR HIRE; PROPRIETARY DEVELOPMENT

6.01 Property of Mellon. O’Hanley understands and agrees that any and all rights or interests that O’Hanley holds or obtains in any inventions, products, discoveries, processes, methods, computer software programs, models, techniques, formulae, designs, trade secrets, client, supplier, and vendor lists, sales and marketing plans, inventions, discoveries, improvements, copyrights, works of authorship, patent rights, trademarks or service marks, and developments of any kind whatsoever, which are authored, conceived, reduced to practice, made, developed or created (alone or in conjunction with others, during regular hours of work otherwise) or otherwise obtained by O’Hanley during employment with Mellon or in the performance of his duties as a Vice Chair of MFC which may directly or directly be useful in or relate to or arise out of such employment with Mellon are expressly regarded as the exclusive property of Mellon or “works for hire” (the “Intellectual Property” ). The term Intellectual Property does not include inventions, products, discoveries, processes, methods, computer software programs, models, techniques, formulae, designs, trade secrets, client, supplier, and vendor lists, sales and marketing plans, inventions, discoveries, improvements, copyrights, works of authorship, patent rights, trademarks or service marks which were in the possession of O’Hanley prior to his employment by Mellon and which were not obtained from or through Mellon.

6.02 Disclosure; Assignment. O’Hanley agrees to promptly disclose to Mellon any and all such Inventions and deliver to Mellon, upon its request, a written description of such Intellectual Property and any available documentary or other materials evidencing such Intellectual Property. O’Hanley hereby assigns to Mellon the sole and exclusive right to such Intellectual Property and waives any license or other special right which O’Hanley may have or accrue therein, and that, upon request of Mellon, O’Hanley will execute and deliver any and all documents or instruments and take any other action which Mellon shall deem necessary to assign to and vest completely in it, to perfect trademark, trade secret, copyright and patent protection with respect to, or to otherwise protect Mellon’s trade secrets and proprietary interest in, such Intellectual Property. O’Hanley will also upon Mellon’s request, execute any documents necessary or advisable in the opinion of Mellon’s counsel to direct the issuance of patents, trademarks or copyrights to Mellon or its designated affiliate with respect to such Intellectual Property as are to be Mellon’s exclusive property or to vest in Mellon title to such Intellectual Property, the expense of securing any patent, trademark or copyright, however, to be borne by Mellon. O’Hanley will hold for sole benefit of Mellon any Intellectual Property which is to be its exclusive property for which no patent, trademark or copyright is issued.

6.03 Survival. These obligations bind O’Hanley’s heirs and legal representatives and shall continue beyond the termination of O’Hanley’s employment, regardless of reason, with respect to such Intellectual Property conceived of, reduced to practice, or developed by O’Hanley during the term of employment with Mellon.

6.04 Fees. Mellon agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by O’Hanley for any assistance rendered to Mellon pursuant to this Article 6 and to promptly reimburse O’Hanley for all expenses incurred by O’Hanley in perfecting its property rights in the Inventions. O’Hanley’s obligations to assign Inventions shall not apply to any invention about which O’Hanley can prove that: (i) the invention was developed entirely on O’Hanley’s own time and effort; (ii) no equipment, supplies, facilities, resources, trade secrets or confidential information of Mellon was used in

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the development of the invention; (iii) the invention does not relate to the business of Mellon or to Mellon’s actual or anticipated research and development; and (iv) the invention does not result from any work otherwise performed by O’Hanley for Mellon.

ARTICLE 7: REMEDIES

7.01 Injunctive Relief. O’Hanley agrees that any breach or threatened breach of any of the covenants contained in the Agreement would cause immediate, material and irreparable harm to Mellon and that money damages would not provide an adequate remedy for Mellon to protect and preserve the status quo. Therefore, O’HANLEY CONSENTS TO THE ISSUANCE OF A TEMPORARY RESTRAINING ORDER or A PRELIMINARY or PERMANENT INJUNCTION ordering that:

(a)	O’Hanley immediately return to Mellon all property and Confidential Information, whether original, duplicated, computerized, handwritten, or in any other form whatsoever, and that O’Hanley be enjoined and restrained from using or disclosing any information contained in such records; and

(b)	For a period of twelve (12) months, O’Hanley be enjoined and restrained from soliciting any client or customer whom O’Hanley served or whose name became known to O’Hanley while employed by Mellon or in the performance of his duties with Mellon, in any office and in any capacity; and

(c)	For a period of twelve (12) months, O’Hanley be enjoined and restrained from hiring, soliciting, or inducing any employee of Mellon to leave Mellon.

7.02 O’Hanley agrees that Mellon shall have all of the rights and remedies available under law, or in equity, including, but not limited to, injunctive relief, to a party enforcing any such covenant each of such rights and remedies to be independent of the other and severally enforceable including, but not limited to, the right to have such covenants specifically enforced, and the right to require any violating party to account for and pay over to Mellon all benefits derived or received by such violating party, or any of its subsidiaries or affiliates, as a result of any such breach of covenant.

7.03 Jurisdiction. For purposes of Article 7, O’Hanley agrees to submit to, and confer exclusive jurisdiction on, the United States District Court or the State Court, which has original jurisdiction for the judicial district, Pittsburgh Pennsylvania or county in which O’Hanley last worked in the United States for Mellon.

ARTICLE 8: EMPLOYMENT AT WILL

NOTHING HEREIN IS A PROMISE OF EMPLOYMENT FOR A FIXED TERM. O’HANLEY AGREES THAT HE REMAINS AT ALL TIMES AN EMPLOYEE AT WILL. MELLON MAY TERMINATE O’HANLEY’S EMPLOYMENT FOR ANY REASON OR FOR NO REASON, JUST AS O’HANLEY MAY RESIGN AT ANY TIME.

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ARTICLE 9: ASSIGNMENT

O’Hanley expressly acknowledges and agrees that Mellon may assign this Agreement, and its rights and obligations hereunder, to any other individual, entity or organization that is a direct or indirect subsidiary of Mellon or which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business of Mellon, in either case without O’Hanley’s consent and without the necessity that this Agreement be re-signed at the time of such transfer, and the term “Mellon” shall be deemed to include such entity or organization to which this Agreement is assigned. Any such transfer shall not in and of itself constitute a termination of O’Hanley’s employment by Mellon.

ARTICLE 10: MISCELLANEOUS

10.01 Reasonableness; Severability. O’Hanley agrees that the covenants set forth herein are necessary and reasonable to protect Mellon’s Confidential Information, goodwill and business interests and therefore, valid in duration, geography and scope and in all other respects. If any court or tribunal determines that any of such covenants, or any part thereof, are invalid or unenforceable, the remaining covenants shall not thereby be affected and they shall be given full effect, without regard to the invalid portions. If any court or tribunal determined that all, or any part of the covenants contained herein are unenforceable, because of the duration or scope of such provision, or for any other reason, such court or tribunal is directed to reduce the duration or scope of such provision, as the case may be, so that, in its reduced form, such provision shall then be enforceable. If any provision or provisions hereof shall be deemed invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

10.02 Additional Obligations. O’Hanley agrees that the obligations in this Agreement are in addition to and not in limitation or preemption of, all other obligations or prior agreements prior to the effective date of this Agreement, he has with Mellon under general or specific legal or equitable principles or its Code of Conduct or Securities Trading Policy or general or specific legal or equitable principles.

10.03 Time to Consider Agreement. O’HANLEY ACKNOWLEDGES AND AGREES THAT HE HAS READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY AND HAS BEEN GIVEN AN OPPORTUNITY TO CONSIDER THE AGREEMENT AND TO ASK MELLON QUESTIONS ABOUT IT. O’HANLEY ALSO AGREES THAT HE HAS BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE PRIOR TO EXECUTING THE AGREEMENT. BY EXECUTING THE AGREEMENT, O’HANLEY EXPRESSLY ACKNOWLEDGES THAT HE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT AND KNOWINGLY AND FREELY AGREES TO ABIDE BY THEM.

10.04 Governing Law. This Agreement shall be deemed to be made and entered into in the Commonwealth of Pennsylvania, and shall in all respects be interpreted, enforced and governed under the laws of said Commonwealth.

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10.05 Survival. O’Hanley acknowledges and agrees that the covenants and the restrictions contained in this Agreement are intended to protect Mellon’s interest in its Confidential Information and its commercial relationships and goodwill with its customers, prospective customers, vendors, suppliers, consultants and employees. O’Hanley acknowledges and agrees that the covenants and the restrictions contained in this Agreement shall continue in accordance with the express terms hereof regardless of any changes in title, position, duties, salary, compensation, benefits or other terms and conditions of employment, and shall survive the termination of O’Hanley’s employment.

10.06 Headings. The underlined headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of any provision hereof.

4/20/2006	/s/ Ronald P. O’Hanley
Date	Ronald P. O’Hanley

4/18/2006	Mellon Financial Corporation
Date
	By:	/s/ Michael E. Bleier
Michael E. Bleier,
General Counsel

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